                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              ATC Environmental Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             ATC ENVIRONMENTAL INC.
                              104 EAST 25TH STREET
                                   TENTH FLOOR
                            NEW YORK, NEW YORK 10010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON DECEMBER 14, 1995 AT 10:00 A.M.

To the Stockholders of
ATC Environmental Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ATC Environmental Inc., a Delaware corporation (the "Company"), will be held at The Williams Club located at 24 East 39th Street, New York, New York 10010 at the hour of 10:00 A.M. local time on December 14, 1995 for the following purposes:

     (1)  To elect five Directors of the Company for the coming year;

     (2) To ratify, adopt and approve an amendment to the 1993 Incentive and Non-Qualified Stock Option Plan increasing the number of shares covered by the Plan from 200,000 shares to 500,000 shares; and

     (3) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on October 16, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof.



Dated:  October 20, 1995                 By Order of the Board of Directors

                                         Morry Rubin, President



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

ATC ENVIRONMENTAL INC                                       104 EAST 25TH STREET
                                                        NEW YORK, NEW YORK 10010
                                                                  (212) 353-8280

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended February 28, 1995 will be mailed together to stockholders on or about November 14, 1995. (The Company's quarterly reports to stockholders for its first and second quarters are also being provided to stockholders. It is not intended that these reports be considered part of the proxy solicitation materials).

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is October 16, 1995. On that date there were issued and outstanding, approximately 7,558,000 shares of Common Stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a stockholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. Directors will be elected by a plurality of the votes cast at the Meeting. The ratification of an amendment to the Company's 1993 Incentive and Non-Statutory Stock Option Plan and all other proposals will be decided by a majority of the votes cast at the Meeting.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of December 14, 1995 or any adjournment thereof in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal No. 1 and in favor of the ratification, adoption and approval of an amendment to the Company's 1993 Incentive and Non-Statutory Stock Option Plan. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a stockholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of October 16, 1995, regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to own beneficially more than 5% of its Common Stock; (ii) each director and officer of the Company (including a key employee who is general counsel of the Company); and (iii) all directors and officers and a key employee of the Company as a group.

NAME AND ADDRESS              AMOUNT AND NATURE        PERCENT OF
OF BENEFICIAL OWNER (1)       OF BENEFICIAL            OUTSTANDING
-----------------------         OWNERSHIP              STOCK OWNED
                              -----------------        AFTER OFFERING
                                                       --------------

George Rubin (2)                 1,512,541                  18.8%
Morry F. Rubin (3)                 800,490                  10.4%
Nicholas J. Malino(4)               23,838                    *
Christopher P. Vincze(5)            29,680                    *
Donald W. Beck (6)                  17,715                    *
Wayne A. Crosby (7)                  1,800                    *
Richard L. Pruitt (8)               55,351                    *
Richard S. Greenberg (9)             3,750                    *
Julia S. Heckman (9)                 3,750                    *
John J. Smith (10)                   6,000                    *
All officers, directors and a
key employee as a group
(10 persons)(11)                 2,454,915                  29.6%

--------------
*    Less than one percent of the issued and outstanding shares.

     (1) The address for Messrs. G. Rubin, M. Rubin, Malino and Beck is 104 East 25th Street, Tenth Floor, New York, NY 10010. The address for Mr. Vincze is 600 West Cummings Park, Suite 6500, Woburn, MA 01801. The address for Messrs. Pruitt, Crosby and Smith is 1515 East Tenth Street, Sioux Falls, SD 57103. The address for Mr. Greenberg is 370 17th Street, Suite 3300, Denver, CO 80202. The address for Mrs. Heckman is One Liberty Plaza, 31st Floor, New York, NY 10006.

     (2)  Includes warrants to purchase 490,500 shares.

     (3)  Includes options to purchase 161,750 shares.

     (4)  Includes options/warrants to purchase 23,838 shares.

     (5)  Includes options to purchase 27,500 shares.

     (6)  Includes options to purchase 3,000 shares.

     (7)  Includes options to purchase 1,800 shares.

     (8)  Includes options to purchase 5,800 shares.

     (9)  Represents options to purchase 3,750 shares.

     (10) Represents options to purchase 6,000 shares.

     (11) Includes options/warrants to purchase 727,688 shares.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES NAMED TO THE BOARD OF DIRECTORS. DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE MEETING.

     Five directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the five persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the Management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

     The following table sets forth information concerning each director of the Company, each of which has been nominated to continue as a director of the Company.

                              TERM      FIRST
                               OF       BECAME         PRINCIPAL
NAME                  AGE     OFFICE    DIRECTOR       OCCUPATION
----                  ---     ------    --------       ----------

George Rubin           67      (1)       1988          Chairman of
                                                       the Board of
                                                       ATC

Morry F. Rubin         36      (1)       1988          President
                                                       and CEO of
                                                       ATC

Richard L. Pruitt      54      (1)       1988          Vice President and
                                                       Principal Accounting
                                                       Officer of ATC

Richard S. Greenberg,  46      (1)       1995          Director of
Esq.                                                   Environmental
                                                       Management
                                                       Services Group
                                                       at Coopers & Lybrand

Julia S. Heckman       46      (1)       1995          Managing Director of
                                                       Rodman & Renshaw Inc.'s
                                                       Investment Banking Group

--------------
(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

     George Rubin has been Chairman of the Board of ATC since 1988. From 1961 to 1987, Mr. Rubin served as President, Treasurer and director of Staff Builders, Inc. Staff Builders, Inc., was a publicly held corporation engaged in the business of providing temporary personnel primarily in the health care field operating through approximately 100 offices and with revenues over $100 million. Since December 1986, Mr. Rubin has been a principal stockholder, executive officer and a director of National Diversified Services, Inc., a publicly held corporation which completed a public offering in December 1986 and currently has no business operations. George Rubin is the father of Morry F. Rubin.

     Morry F. Rubin has been President, Chief Executive Officer, Treasurer and a director of ATC since 1988. Mr. Rubin was also President, Chief Executive Officer and Treasurer of Aurora Environmental Inc. from May 1985 to June 1995, and was a director of Aurora from September 1983 to June 1995. Since 1986, Mr. Rubin has been a principal stockholder and from 1986 to July 1995, Mr. Rubin was President and a director of National Diversified Services, Inc., a publicly held corporation, which completed a public offering in December 1986 and currently has no business operations. From 1981 to 1987, Mr. Rubin was employed in sales and as director of acquisitions for Staff Builders, Inc., a publicly held company engaged in providing temporary personnel primarily in the health care field. Morry F. Rubin is the son of George Rubin.

     Richard L. Pruitt is a Vice President, the Principal Accounting Officer and a director of ATC. Mr. Pruitt has served as Vice President of ATC since September 1990, as Principal Accounting Officer of ATC since April 1988 and as a director of ATC since January 1988. Mr. Pruitt served as Principal Financial Officer of ATC from September 1989 to April 1992 and from May 1993 to July 1995. Mr. Pruitt served as the Principal Financial Officer and a director of Aurora Environmental Inc. from May 1985 to June 1995 and served as Financial Manager of Aurora from February 1982.

     Richard S. Greenberg, Esq. has been a director of ATC since July 1995. Mr. Greenberg has been a director of the Environmental Management Consulting Services Group at Coopers & Lybrand since October 1989. Mr. Greenberg has over 20 years of experience in the areas of environmental management consulting, environmental litigation support and legislative policy analysis.

     Julia S. Heckman has been a director of ATC since August 1995. Mrs. Heckman has been a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group since April 1995 and had been a Managing Director with Mabon Securities Corp.'s Investment Banking Group since 1991. Prior to joining Mabon Securities Corp., Mrs. Heckman was a Managing Director with Paine Webber Group Inc.'s Corporate Finance Group. Mrs. Heckman serves as a member of the Company's Board of Directors pursuant to the Underwriting Agreement dated October 10, 1995 between Rodman & Renshaw, Inc. and the Company.

     Three meetings of the Board of Directors and approximately 35 unanimous consents were held during fiscal 1995. Each of the three meetings was attended by all directors.

     In August, 1995, the Company established an Executive Compensation Committee and an Audit Committee with Morry F. Rubin, Julia S. Heckman and Richard S. Greenberg, Esq. as members.

     The Audit Committee will have the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable or illegal activities by those associated with the Corporation; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence of the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. Further, the Audit Committee will be responsible for approving any transactions between the Corporation and its officers, directors or affiliates.

     The Compensation Committee will have the power to review compensation of the Corporation's executive officers, including salaries, the granting of stock options and other forms of compensation for executive officers whose salaries are within the purview of the Board of Directors. In some cases, the Compensation Committee may make recommendations to the entire Board of Directors for its approval or, itself exercise the powers and authority of the Board of Directors to designate compensation.

     The following table sets forth information concerning each executive officer and key employee of the Company. The officers of the Company serve at the pleasure of the Board of Directors and until their successors are chosen and qualify.

NAME                        AGE                    POSITION WITH COMPANY
----                        ---                    ---------------------

OFFICERS AND DIRECTORS

George Rubin                 67                    Chairman of the Board and
                                                   Secretary
Morry F. Rubin               36                    President, Chief Executive
                                                   Officer, Treasurer
Nicholas J. Malino           43                    Senior Vice-President,
                                                   Financial and General
                                                   Operations
Christopher Vincze           34                    Senior Vice-President,
                                                   Financial and General
                                                   Operations
Donald W. Beck               36                    Senior Vice President
Wayne A. Crosby              41                    Chief Financial Officer
Richard L. Pruitt            54                    Vice President, Principal
                                                   Accounting Officer

KEY EMPLOYEE

John J. Smith, Esq.          44                    General Counsel


SEC LATE FILINGS

     During fiscal 1995, Nicholas J. Malino and Christopher P. Vincze filed a Form 4 late on one occasion. During the first six months of fiscal 1996, Richard L. Pruitt and Donald Beck filed a Form 4 late on one occasion.

EXECUTIVE COMPENSATION.

     The following table provides a summary compensation table with respect to the compensation of ATC's Chief Executive Officer (CEO) and its executive officers other than the CEO who were serving as executive officers at the end of fiscal 1995 whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                        Long Term Compensation
                                                                              ---------------------------------------
                                              Annual Compensation                       Awards             Payouts
---------------------------------------------------------------------------------------------------------------------
     (a)                 (b)          (c)           (d)            (e)            (f)            (g)          (h)          (i)
                                                                  Other                                                    All
    Name                Year                                     Annual       Restricted                                  Other
    and                 Ended                                    Compen-         Stock       Number of         LTIP       Compen-
  Principal           February       Salary        Bonus         sation        Award(s)       Options        Payouts      sation
  Position             28 (29)        ($)           ($)            ($)            ($)                          ($)         ($)
---------------------------------------------------------------------------------------------------------------------------------

Morry Rubin,             1995        225,000      132,500         -0-             -0-            -0-           -0-         -0-
President and            1994        120,000       62,500         -0-             -0-            -0-           -0-         -0-
Chief Executive          1993         95,000        5,000         -0-             -0-          80,000          -0-         -0-
Officer

George Rubin,            1995        225,000      132,500         -0-             -0-            -0-           -0-         -0-
Chairman of              1994        144,231       62,500         -0-             -0-            -0-           -0-         -0-
the Board and            1993        125,000        5,000     379,200(1)          -0-            -0-(2)        -0-         -0-
Secretary

Christopher              1995        105,385       86,500       5,550(3)          -0-          17,500          -0-         -0-
Vincze, Senior           1994         96,682       98,000       4,200(3)          -0-           2,500          -0-         -0-
Vice-President           1993         96,358       10,000       4,200(3)          -0-          17,500          -0-         -0-

Nicholas Malino          1995        105,385       86,500         -0-             -0-          37,500          -0-         -0-
Senior Vice              1994         96,154       98,000         -0-             -0-           2,000          -0-         -0-
President                1993         36,104        -0-           -0-             -0-            -0-           -0-         -0-


----------------
(1) Represents compensation with respect to non-qualified options granted in 1988 and exercised in April 1992.

(2)  Does not include options granted in 1988 and exercised in April 1992.

(3)  Represents compensation relating to a car allowance.

                               OPTION GRANTS TABLE

     The information provided in the table below provides information with respect to individual grants of stock options by ATC during fiscal 1995 of each of the executive officers named in the summary compensation table above.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                               Potential
                                                                                                         Realizable Value at
                                                                                                            Assumed Annual
                                                                                                        Rates of Stock Price
                                                                                                             Appreciation
                                        Individual Grants                                                for Option Term (2)
------------------------------------------------------------------------------------------------------------------------------
             (a)                    (b)               (c)               (d)              (e)             (f)             (g)

                                                      % of
                                                     Total
                                                    Options
                                                  Granted to
                                  Options         Employees          Exercise          Expira-
                                  Granted          in Fiscal           Price            tion
            Name                    (#)            Year (1)           ($/Sh)            Date            5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------------

Morry Rubin                          0                 0               N/A               N/A              0               0

George Rubin                         0                 0               N/A               N/A              0               0

Christopher  Vincze (3)            10,000             8.9              6.75             3/7/99          18,600          41,200
                                    7,500             6.7              9.50            9/19/99          19,650          43,500

Nicholas Malino (3)                10,000             8.9              6.75             3/7/99          18,600          41,200
                                   27,500            24.5              9.50            9/19/99          72,050         159,500


N/A - not applicable
-----------------------
(1) The percentage of total options granted to employees in fiscal year is based upon options granted by ATC to officers, directors and employees.

(2) The potential realizable value of each grant of options assumes that the market price of ATC's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, after subtracting out the applicable exercise price.

(3) The options granted to Messrs. Malino and Vincze are exercisable over a period of five years with one-fifth vesting in the date of grant and thereafter an additional one-fifth vesting on the four subsequent anniversaries of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

The information provided in the table below provides information with respect to each exercise of stock options during fiscal 1995 by each of the executive officers named in the summary compensation table and the fiscal year end value of unexercised options.


       (a)            (b)         (c)            (d)                (e)


                                                                 Value of
                                             Number of         Unexercised
                                            Unexercised        In-the-Money
                                            Options at            Options
                   Shares      Value        FY-End (#)        at Fy-End($)
                 Acquired on  Realized      Exercisable/       Exercisable/
     Name       Exercise *#)   ($)(1)     Unexercisable     Unexercisable(1)
-----------------------------------------------------------------------------

Morry Rubin          -0-         -0-       80,000/0            861,600/0

George Rubin         -0-         -0-            0/0                 0/0

Christopher
Vincze               -0-         -0-       16,000/21,500     143,813/139,000

Nicholas
Malino               -0-         -0-        8,300/31,200      38,825/142,300

---------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. ATC's last sale price at the close of business on February 28, 1995 was $13.25.

           AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION AND WARRANT VALUES

     The information provided in the table below provides information with respect to each exercise of stock options and Warrants granted by ATC's former principal stockholder Aurora Environmental Inc. ("Aurora") during fiscal 1995 for each of the executive officers named in the Summary Compensation Table and the fiscal year end value of unexercised options.


       (a)             (b)         (c)           (d)                (e)

                                                                  Value of
                                              Number of         Unexercised
                                             Unexercised        In-the-Money
                                               Options/           Options/
                                             Warrants at          Warrants
                     Shares       Value       FY-End (#)        at Fy-End($)
       Name        Acquired on  Realzied     Exercisable/       Exercisable/
       (2)        Exercise (#)    ($)(1)     Unexercisable    Unexercisable(1)
------------------------------------------------------------------------------

Morry Rubin          45,000     178,650       150,000/0          633,750/0

George Rubin        155,000     615,350      900,000/0         5,550,500/0

Christopher           -0-         -0-           0/0                0/0
Vincze

Nicholas              -0-         -0-           0/0                0/0
Malino


---------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of Aurora's or ATC's Common Stock underlying the options, as the case may be, and the exercise price of the options at exercise or fiscal year end, respectively.

(2) During fiscal 1995, no options or warrants of Aurora were granted to the persons named in Summary Compensation Table.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     During fiscal 1995, the Board of Directors of ATC was composed of three members, namely, George Rubin, Chairman of the Board, Morry F. Rubin, Chief Executive Officer ("CEO"), and Richard L. Pruitt, Vice President, Principal Accounting Officer, each of whom is a full-time employee of ATC. The Board is responsible for reviewing and determining the annual salary, bonuses, stock option grants and other compensation of the executive officers of ATC.

     This report describes the policies and rationales of the Board in establishing the principal components of executive compensation in fiscal 1995. The Board's review and determination of executive compensation includes consideration of the following factors: (a) compensation surveys of similar size companies, (b) past and future performance contributions of each executive officer and (c) the performance of ATC, both separately and relative to similar size companies.

     Under the direction of the Board, ATC has developed a compensation strategy designed to compensate its executives on a performance basis. The strategy is intended to (a) reward executives for long-term strategic management and the enhancement of Stockholder value, (b) facilitate ATC's short and long-term planning process and (c) attract and retain key executives critical to the long-term success of ATC.

     Compensation for the CEO and other Named Executives consists of a fixed base salary and variable components, including both short- and long-term incentive compensation in the form of bonuses and stock option grants. In evaluating the performance and setting the incentive compensation of executive management the Board considered the factors described above and that ATC completed various acquisitions and experienced growth in revenues and earnings during the past three fiscal years.

     Based on the foregoing, the Board believes that ATC's executive management is dedicated to its corporate objectives of achieving significant improvements in long-term financial and operating performance. The executive compensation program outlined below is designed to implement this strategy by rewarding management for achieving these objectives.

     BASE SALARY. ATC's base salary is designed to recognize the sustained and cumulative effect on long-term results that its executives have demonstrated. The base salary is a remuneration for services provided and is generally fixed at levels which are competitive with amounts paid to executives at comparable companies.

     SHORT-TERM INCENTIVES. Short-term incentives in the form of bonuses are paid to each of the Executives named in the summary compensation table to recognize performance that is related to the achievement of key financial and operating objectives that have been established for a fiscal year. Since short-term incentives should generally reflect one year contributions, the size of the payments may vary considerably from year to year, depending on the performance of ATC, the executive, his individual activities and terms of any employment contracts.

     LONG-TERM INCENTIVES. The Board recognizes that long-term incentive compensation is a substantial component of the total pay package linking executive pay and corporate performance. At ATC, long-term incentive compensation in the form of equity based compensation is intended to link the interests of its executives with the interests of ATC's Stockholders by rewarding executives with stock options for both past and anticipated achievements of the Executive.

     CHIEF EXECUTIVE OFFICER'S FISCAL 1995 COMPENSATION. As more specifically set forth in the Summary of Compensation table, during fiscal 1995, Mr. Morry F. Rubin earned an annual salary of $225,000 and an annual bonus equal to 2-1/2% of ATC's consolidated pre-tax profits.

     In determining Mr. Rubin's 1995 compensation, the Board considered the factors applied to the compensation of all executive officers as discussed above. The Board decided that, based on these criteria, ATC's performance was successful. The Board decided that Mr. Rubin's total fiscal 1995 compensation package reflects ATC's overall performance based on the creation of Stockholder value, cash flow, and net income and that his annual compensation is generally less than that paid to CEO's of similar companies.

                      The foregoing report has been
                      approved by all members of the Board.

                      George Rubin, Chairman
                      Morry F. Rubin
                      Richard L. Pruitt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the Board was responsible for reviewing and determining the annual salary, bonuses, stock option grants and other compensation of the executive officers of ATC.

     Morry F. Rubin and Richard L. Pruitt were officers and directors of Aurora. Morry F. Rubin, George Rubin and Richard L. Pruitt each receive all of their respective cash compensation through ATC. However, derivative securities such as options or warrants were in the past granted to officers and directors of ATC, although none were granted during fiscal 1995. During fiscal 1994, the only derivative securities granted by Aurora to officers and directors of ATC were options to purchase 150,000 shares granted to Morry Rubin and Common Stock Purchase Warrants to purchase 100,000 shares granted to George Rubin. These Options/Warrants were granted at no less than the fair market value of Aurora's Common Stock as determined by Aurora's Board of Directors in reliance upon the price at which shares were publicly traded or quoted on either the date of grant or the preceding trading day.

     During fiscal 1995, Morry F. Rubin and George Rubin were the only two directors of National Diversified Services, Inc. ("National"). During National's fiscal year ended December 31, 1994, no cash compensation was paid to either Morry F. Rubin or George Rubin. During fiscal 1995, Aurora, ATC and National were controlled by Morry F. Rubin and George Rubin; however, during ATC's past fiscal year, Aurora, ATC and their subsidiaries had no business relationship with National. On June 29, 1995, Aurora was merged into ATC.

     In June, 1987, George Rubin loaned Aurora $200,000 and received an 18 month non-negotiable promissory note (the "note") bearing interest at the rate of 10-1/2% per annum (with interest payable monthly and principal payable at maturity) and five-year Common Stock Purchase Warrants (the "1987 Warrants") to purchase 400,000 shares of Aurora's Common Stock at an exercise price of $1.125 per share. On November 30, 1988, Mr. Rubin extended the maturity date of the note to November 30, 1989 and received five year Common Stock Purchase Warrants to purchase 300,000 shares at an exercise price of $.53 per share which Warrants were exercised in 1993. On November 30, 1989, Mr. Rubin extended the maturity date of the note to November 30, 1990 and received five year Common Stock Purchase Warrants (the "1989 Warrants") to purchase 200,000 shares at an exercise price of $1.20 per share. In September, 1990, Mr. Rubin extended the maturity date of the note to November 30, 1991 and received an extension of the expiration date of his 1987 and 1989 Warrants to November 30, 2000 and the exercise price of the 1987 and 1989 Warrants was lowered to $1.00 per share. In November 1991, Mr. Rubin extended the maturity date of the note to November 30, 1992 and received Warrants to purchase 200,000 shares at an exercise price of $.56 per share until November 30, 2000.

     In December 1992, Mr. Rubin agreed to convert the note into a demand note bearing interest at the rate of 10-1/2% per annum with interest payable monthly. In May 1993, Mr. Rubin agreed to change his $200,000 demand note into a term note due on May 31, 1994 with interest payable monthly at the rate of 10 1/2% per annum. As consideration for changing the demand note into a term note, Mr. Rubin received ten year Common Stock Warrants to purchase 100,000 shares of Aurora's Common Stock at an exercise price of $1.50 per share. In October 1993, Aurora prepaid the note. In each case, the exercise price of the Warrants were granted at no less than the fair market value of Aurora's Common Stock as determined by Aurora's Board of Directors in reliance upon the price at which shares were publicly traded or quoted on either the date of grant or the preceding trading day. The purpose of the aforesaid loan to Aurora by George Rubin was for working capital and for subsequent loans from Aurora to ATC.

COMPARATIVE PERFORMANCE BY ATC

     ATC is presenting a chart comparing the cumulative total Stockholder return on its Common Stock with the cumulative Stockholder return of (1) a broad equity market index, and (2) a published industry index or peer group for the past five years. Such chart compares the performance of the ATC's Common Stock with (1) the NASDAQ Stock Market Index and (2) a group of public companies each of whom are listed in the peer group sanitary and other services and assumes an investment of $100 in ATC's Common Stock and on March 1, 1990 an investment of $100 in each of the stock comprising the NASDAQ Stock Market index and the stocks of the peer group sanitary and other services.

                                  [LETTERHEAD]



                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                              ATC ENVIRONMENTAL INC

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 03/16/95 including data to 02/28/95





                                     [GRAPH]






                                     LEGEND


SYMBOL    CRSP TOTAL RETURNS INDEX FOR:       02/28/90   02/28/91   02/28/92   02/26/93   02/28/94   02/28/95

_______   ATC Environmental Inc                 100.0      127.9       78.7      90.0      154.7      298.1
 ...-...   Nasdaq Stock Market (US Companies)    100.0      110.2      157.2     167.2      196.8      200.1
-------   NASDAQ Stocks (SIC 4950-4959 US &     100.0      106.3      130.6      82.6       65.4       53.2
          Foreign) Sanitary Services
Notes:
    A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 02/28/90.


EMPLOYMENT CONTRACTS AND OTHER COMPENSATING ARRANGEMENTS

     George Rubin, Morry Rubin, Nicholas Malino and Christopher P. Vincze receive annual salaries of approximately $225,000, $225,000, $170,000 and $170,000, respectively. Salaries of all executive officers of ATC, currently aggregate approximately $1,083,000. ATC has no employment contracts with its executive officers. All salaries and bonuses are at the discretion of the Board of Directors; however, ATC's Board of Directors has agreed to pay bonuses to each of George Rubin and Morry F. Rubin of 2-1/2% of pre-tax profits based upon fiscal 1995 operating results. The bonuses to be paid to George Rubin and Morry
F. Rubin for fiscal 1995 are based upon resolutions adopted by the Board of Directors and are not pursuant to any written agreements. These bonus arrangements are expected to continue into fiscal 1996.

     During fiscal 1990, ATC approved an employee savings plan which allows voluntary contributions by eligible employees into designated investment funds. ATC may, at the discretion of its Board of Directors, make additional contributions on behalf of the Plan's participants. No ATC contributions were made in fiscal years 1995, 1994, and 1993.

      ATC has no other annuity, pension or retirement benefits for its employees. ATC provides life, dental and health insurance, which is available to all full-time employees. ATC has not afforded any of its officers or directors any personal benefits, the value of which exceeds 10% of his salary, which are not directly related to job performance or provided generally to all salaried employees. Directors do not receive compensation for serving on the Board. Depending upon the number of meetings and the time required for ATC's operations, ATC may decide to compensate its directors in the future.

ATC'S STOCK OPTION PLANS

     On January 12, 1988, the Board of Directors of ATC adopted a Stock Option Plan (the "Plan") which was ratified by Stockholders on January 12, 1988. The Plan covers 200,000 shares of Common Stock and is intended to strengthen ATC's ability to attract and retain in its employ experienced persons and to attract other persons to become associated with, and/or to maintain their association with, ATC and its subsidiaries in various capacities (e.g. consultants, salespersons) other than that of an employee, by affording such employees and other persons an opportunity to hold a proprietary interest in ATC. The Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Stock Options." While any person is eligible to receive Non-Statutory Options, only employees are eligible to receive an Incentive Option under the provisions of applicable law. The Plan also provides that no options may be granted after January 11, 1998.

     The Plan is administered by ATC's Board of Directors, which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the options except that the Plan prohibits the exercise of an Incentive Stock Option unless the Optionee has been continuously employed by ATC from the date of grant to the date of exercise. Accordingly, Incentive Stock Options terminate upon termination of the Optionee's employment with ATC for any reason whatsoever. The Plan also provides that: (i) the exercise price of options granted thereunder shall not be less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of ATC) of the fair market value of such shares on the date of grant, as determined by the Board, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of ATC) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

     On July 16, 1993, ATC adopted the 1993 Incentive and Non-Qualified Stock Option Plan covering 200,000 shares (the "1993 Plan"). See "Proposal No. 2" regarding a proposed increase to 500,000 shares. The 1993 Plan provides no options may be granted after July 15, 2003. The 1993 Plan is similar in all respects to the 1988 Stock Option Plan described above.

     As of October 16, 1995, ATC has options outstanding to purchase approximately 395,000 shares under the 1988 and 1993 Stock Option Plans.

AURORA'S 1987 STOCK OPTION PLAN

     Pursuant to the terms of ATC's merger with Aurora, on June 29, 1995, ATC adopted a Non-Qualified Stock Option Plan identical to Aurora's Plan as described below, except that the number of options under the Plan is limited to 81,750 shares which represents the number of options granted to Morry F. Rubin to replace options previously granted to him in Aurora.

     On November 11, 1987, the Board of Directors of Aurora adopted a 1987 Non-qualified Stock Option Plan, in order to attract and retain qualified employees, officers and directors. Under the Plan, options to purchase Common Stock were granted to employees, officers and directors. If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the Plan. The Plan also provides that no options may be granted after November 10, 1997. The Plan is administered by the Board of Directors or by a Stock Option Committee appointed by the Board which shall consist of not less than three directors. The maximum term of any option under the Plan is ten years.

CONFLICTS OF INTEREST; LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

     Certain of the Company's officers and directors are officers, directors and/or employees of other companies. Accordingly, possible conflicts of interest may arise in the future in connection with the performance of their duties.
Such potential conflicts of interest may include, among other things, time, effort and corporate opportunity. As no policy has been established by ATC for the resolution of any such conflicts, ATC may be adversely affected should they choose to place their other business interests before that of ATC.

     As permitted by the Delaware General Corporation Law, ATC's Certificate of Incorporation provides that a director of ATC will not be personally liable to ATC or its Stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to ATC or its Stockholders or any transaction from which the director derived an improper personal benefit.

     ATC's by-laws provide for the indemnification of ATC's officers and directors to the fullest extent permitted by Delaware law. In this respect, ATC has entered into indemnification agreements with its officers and directors to hold them harmless and to indemnify each person from and against all fines, amounts paid in settlements and expenses, including attorneys' fees incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, by reason of the fact that the person was a director and/or officer of ATC or served any other corporation in any capacity at the request of ATC, in the manner and to the extent permitted by law.

     ATC has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Laws, that such provisions are against public policy as expressed in the Securities Laws and are therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     (i) ATC leases office space from a non-affiliated person at 1515 East 10th Street, Sioux Falls, South Dakota 57103. These facilities were shared with Aurora until June 29, 1995. Although no specific allocations of space were made between the two companies, Aurora paid ATC $400 per month for approximately 950 square feet of office space.

     Certain expenses including salaries, fringe benefits, insurance, rent, consulting fees, legal and accounting and other general and administrative expenses, were paid by ATC and by Aurora for the benefit of the other. During fiscal 1995, 1994 and 1993, the amount of expense incurred by Aurora that were allocated to ATC were $14,948, $18,137 and $42,071, respectively. ATC incurred expenses which were allocated to Aurora of $82,120, $18,700 and $18,000 in fiscal 1995, 1994 and 1993, respectively. Management allocated these expenses between the companies based on estimates of time spent, square footage and use of the services received. For example, Aurora allocated to ATC its share of the legal expenses incurred by Aurora on behalf of ATC and charges ATC interest on the amount owed to Aurora. ATC, in turn, allocated to Aurora, Aurora's share of the general and administrative expenses relating to rent, internal accounting costs and management's time spent on Aurora.
During fiscal 1995, 1994 and 1993, approximately $15,000, $41,100 and
$66,000, respectively, were transferred from ATC to Aurora. Such funds were utilized to reduce the amount owed by ATC to Aurora which at February 28, 1995 aggregated $39,969 compared to $122,141 at February 28, 1994. Such debt was cancelled on June 29, 1995 when Aurora was merged into ATC.

     The transactions described above originated at a time when ATC was a wholly-owned subsidiary of Aurora and were not made on terms comparable to those that would have been obtained from unrelated third parties.

     (ii) For a description of related party transactions between George Rubin and Aurora, see "Compensation Committee Interlocks and Insider Participation."

     (iii) In 1993, ATC obtained a revolving credit facility from the Atlantic Bank of New York. Aurora was a guarantor of ATC's obligations to the Atlantic Bank of New York until its merger into and with ATC on June 29, 1995.

     (iv) Effective June 29, 1995, ATC and Aurora were merged with ATC as the surviving corporation. Immediately prior to the Aurora Merger, Aurora was a holding company which owned approximately 57% of ATC's outstanding Common Stock and had substantially no other assets. In connection with the merger, each outstanding share of Aurora common stock was exchanged for .545 shares of ATC Common Stock. ATC issued 3,341,452 shares of Common Stock in exchange for 6,131,104 shares of Aurora's common stock, and issued options and warrants entitling the holders thereof to purchase up to 604,950 shares of ATC Common Stock upon exercise of previously outstanding options and warrants to purchase Aurora's common stock. As a result of the Aurora Merger, ATC anticipates that it will be able to utilize Aurora's net operating loss carryforward of approximately $970,000 during fiscal 1996.

     ATC has in the past, and may in the future, enter into transactions with officers, directors and other affiliates which may be deemed to be non-arms-length transactions (i.e. transactions between related parties). Any new transactions would be approved by a majority of disinterested Board of Directors and would be expected to be made on terms no less favorable to ATC than could be arranged with independent third parties.

                                 PROPOSAL NO. 2
               PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT
            TO THE 1993 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR
                 OF THE RATIFICATION, ADOPTION AND APPROVAL OF
                     AN AMENDMENT TO THE 1993 INCENTIVE AND
                       NON-STATUTORY STOCK OPTION PLAN.

               THIS PROPOSITION WILL BE DECIDED BY A MAJORITY OF
                THE VOTES CAST AT THE MEETING OF STOCKHOLDERS BY
                 THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON.

     The information which follows contains a description of the 1993 Plan including a description of the proposed amendment to the 1993 Plan as approved by the Board of Directors to increase the number of shares under the Plan.

GENERAL

     The 1993 Incentive and Non-Qualified Stock Option Plan, was approved by the Board of Directors on July 16, 1993 and ratified by stockholders on September 10, 1993. The 1993 Plan covers 200,000 shares of Common Stock, which the board has proposed to increase to 500,000 shares, subject to adjustment of shares under the anti-dilution provisions of the 1993 Plan. The 1993 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory or Non-Qualified Stock Options." Persons eligible to receive options under the 1993 Plan includes employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees (who may also be officers and/or directors) are eligible to receive an Incentive Stock Option. The 1993 Plan also provides that no options may be granted after July 15, 2003.

     The Board of Directors alone shall have the right to alter, amend, extend or revoke the 1993 Plan or any part thereof at any time, or from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees.

     On October 19, 1995, the closing sales price of the Company's Common Stock as reported on the NASDAQ National Market System was 13-1/4. The above price reflects an inter-dealer prices, without retail markup, markdown or commission.


PURPOSE

     The purpose of the 1993 Plan is to encourage and enable officers, directors and employees of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Company by providing them with a more direct stake in its welfare, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The 1993 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ELIGIBILITY AND PARTICIPATION

     Incentive Stock Options Under the 1993 Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) "subsidiaries" of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Qualified Stock Option. In addition, consultants and advisors who the Board determines is providing bona fide services to the Company or any subsidiaries, whether or not otherwise compensated, may receive a Non-Qualified Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the Securities Act of 1934, as amended. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Under the 1993 Plan, the aggregate fair market value (determined at the time the option is granted) of the optioned stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000. More than one option may be granted to any optionee. Subject to the number of shares covered by the Plan, no further restrictions are placed on the Board of Directors in determining eligibility or participation for granting options or the amount of options which may be granted to, any director, officer, consultant or employee.

     The Company and its subsidiaries employ over 600 persons, each of whom are eligible to participate in the 1993 Plan at the discretion of the Board of Directors.

PLAN BENEFITS

     The table provided below contains information on the benefits provided to certain persons and groups of persons under the 1993 Plan. As of October 19, 1995, the Company has granted options to purchase 176,300 shares at exercise prices ranging from $6.75 to $17.00 per share. Except as provided in the table below, no other benefits under the 1993 Plan are determinable at the present time.

                                  PLAN BENEFITS

                                                                Number
                                        Net                      of
                                     Realizable                Shares
Name and Position                    Value (1)               Unexercised
------------------------------------------------------------------------

Morry F. Rubin                       $    -0-                     -0-

George Rubin                         $    -0-                     -0-

Nicholas J. Malino                   $ 181,125                  59,500

Christopher P. Vincze                $  93,125                  37,500

Board Nominees as a Group
(five persons)                       $    -0-                   15,000

All Executive Officers and
Key Employee as a group
(eight persons)                      $ 340,500                 102,000

All Non-Executive directors
as a group (two persons)             $    -0-                   15,000

Non-Executive Officer
Employee Group     (2)               $  93,028                  74,300

---------------
(1) Based on the fair market value (approximately $13.25 per share) of the Company's Common Stock on October 19, 1995 less the applicable exercise price.

(2) Does not include value of option grants to consultants and directors or non-employees.

ADMINISTRATION

     The 1993 Plan is administered by the Company's Board of Directors (or a stock option committee consisting of three members of the Board) which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Qualified Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options.

     The Board's or Committee's determination on all matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives. In the event that there is a Committee, the Committee's powers are subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

     All directors of the Company hold office until the next annual stockholders' meeting and until the election and qualification of their successors. Although the Board of Directors may elect to do so, it does not presently contemplate providing periodic reports to employees as to the amount and status of each option granted under the 1993 Plan.

TERM OF PLAN

     The Board of Directors may terminate the 1993 Plan at any time.
Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than July 15, 2003.

OPTION PRICE AND DURATION OF OPTION

     The 1993 Plan also provides that the Board of Directors or Committee shall determine the exercise price of the Common Stock under each option. The 1993 Plan also provides that: (i) the exercise price of Incentive Stock Options granted thereunder shall not be less than 100% (110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of such shares on the date of grant, as determined by the Board or Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Stock Option, where the optionee owns 10% or more of the outstanding voting securities of the Company) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

EXERCISE OF OPTIONS

     An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board or Committee shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full, together with any applicable federal income tax and other withholding amounts upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payments have been made. An Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant to the date of exercise of the Option. Accordingly, Incentive Stock Options terminate upon termination of the Optionee's employment with the Company for any reason whatsoever and may only be exercised by the Optionee and not by his heirs or distributees. In the case of Non-Qualified Stock Options, the Board or Directors or Committee thereof shall determine any applicable termination provisions at the time of grant.

     An option shall be exercised by written notice of such exercise, in the form prescribed by the Board or Directors to the Secretary of the Company, at its principal office or such other place as designated by the Board of Directors. The notice shall specify the address to which the certificates are to be mailed, the optionees' social security number and the number of shares for which the option is being exercised and shall be accompanied by payment in full of the purchase price of such shares. Any required federal income tax or other withholding amount shall also be paid (in full) by the optionee to the Company at the time of such exercise. Although the Board of Directors or Committee may elect to do so, it does not presently contemplate permitting payments of the purchase price to be made by payroll deductions or other installment payments. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or Committee may deem applicable have been complied with.

TRANSFERABILITY

     All Incentive Stock Options are non-transferable. All Non-Qualified Stock Options are non-transferable except by will or the laws of descent and distribution.

NO RIGHTS AS SHAREHOLDER

     The holder of an option granted under the 1993 Plan shall have none of the rights of a shareholder with respect to the shares covered by the option until certificates representing shares purchased upon exercise of the option have been issued.

ADJUSTMENTS

     The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

     Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

TAX CONSEQUENCES

     Incentive stock options granted under the 1993 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code"). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

     The grant of a non-qualified option pursuant to the 1993 Plan will generally speaking result in neither taxable income to the optionee nor a tax deduction to the Company; however, when an optionee exercises such an option, he or she will realize, for Federal income tax purposes, ordinary income in the amount of the difference between the option price and the then market value of the share, and the Company will be entitled to a corresponding deduction. Any such ordinary income may be subject to Federal income tax withholding at the time of such exercise and will increase the optionee's tax basis for the purpose of computing gain or loss on the later sale or exchange of the shares. Officers and directors who are subject to Section 16(b) of the Securities

Exchange Act of 1934 may be subject to different tax consequences upon exercise of their options, unless they file an election under Section 83(b) of the Internal Revenue Code within 30 days of such exercise.

BOARD PROPOSAL

     On August 15, 1995, the Board of Directors adopted and approved an increase in the number of shares under the 1993 Plan from 200,000 shares to 500,000 shares. The proposed amendment is to amend Section 3 of the Plan to reflect the 500,000 shares subject to the Plan. The purpose of the amendment is to enable the Company to have sufficient stock options available under the Plan to reward key employees for enhancement of stockholder value and link the interests of such persons with the interests of the Company's stockholders.

                                    AUDITORS

     The firm of Deloitte & Touche, independent certified public accountants, is expected to be appointed to continue making the annual audit of the financial statements of the Company for the upcoming 1996 fiscal year. Deloitte & Touche performed the audit services for the fiscal year ended February 28, 1995. It is not expected that a representative of Deloitte & Touche will be present at the Annual Meeting of Stockholders.

               STOCKHOLDERS PROPOSALS FOR THE NEXT ANNUAL MEETING

     No proposals by stockholders have been submitted to the Company to be considered at the Annual Meeting of Stockholders. All proposals by stockholders to be considered at the next Annual Meeting of Stockholders should be submitted to the Company as soon as practicable but no later than July 16, 1996.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting.

              AVAILABILITY OF SECURITIES AND EXCHANGE COMMISSION'S
                                    FORM 10-K

     THE COMPANY'S REPORT FOR ITS FISCAL YEAR ENDED FEBRUARY 28, 1995, ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TO ATC ENVIRONMENTAL INC., ATTENTION: SHAREHOLDER RELATIONS, 104 EAST 25TH STREET, 10TH FLOOR, NEW YORK, NY 10010.

                          ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's 1995 Annual Report for the fiscal year ended February 28, 1995, accompanies this Proxy Statement.

                              ATC ENVIRONMENTAL INC.

Dated:  October 20, 1995      Morry F. Rubin, President

                 ATC ENVIRONMENTAL INC. - 1995 ANNUAL MEETING
                 TO BE HELD ON DECEMBER 14, 1995 AT 10:00 A.M.
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ATC Environmental Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 20, 1995 and hereby constitutes and appoints Morry F. Rubin and George Rubin or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Williams Club located at 24 East 39th Street, New York, N.Y. 10010, on December 14, 1995 at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of the five directors nominated by the Board of Directors.

   FOR all nominees listed below (except          WITHHOLD AUTHORITY to vote
   as indicated below), please check here / /     for all nominees listed below, please check here / /

   George Rubin                  Morry F. Rubin       Richard L. Pruitt
   Richard S. Greenberg, Esq.    Julia S. Heckman

To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)

                        ----------------------------------

2. To ratify, adopt and approve an amendment to the Company's 1993 Incentive and Non-Statutory Stock Option Plan.

Please check one box:  FOR / /   AGAINST / /   ABSTAIN / /

3. In his discretion, the proxy is authorized to vote upon such other business as may properly come out before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposals 1 and 2. This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted for the election of the five named individuals as directors and in favor of Proposal No. 2.

Dated                                   1995
      ---------------------------------

                                        (L.S.)
---------------------------------------

                                        (L.S.)
---------------------------------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States. PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.